Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for INTECH Emerging Markets Managed Volatility Fund (one of the portfolios constituting Janus Investment Fund) in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
December 16, 2014